                         MAX & ERMA'S RESTAURANTS, INC.

                          ----------------------------

                                    Exhibit 5

                          ----------------------------

                                 May 1, 1996


Max & Erma's Restaurants, Inc.
4849 Evanswood Drive
Columbus, Ohio  43229

         Re:      Registration Statement on Form S-8
                  Max & Erma's Restaurants, Inc. 1996 Employee Incentive Stock Purchase and Manager Bonus Plan (the "Plan")

Gentlemen:

         We have acted as counsel for Max & Erma's Restaurants, Inc., a Delaware corporation ("Max & Erma's"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Max & Erma's with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 100,000 shares of Max & Erma's Common Stock, $.10 par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ Porter, Wright, Morris & Arthur

                                           PORTER, WRIGHT, MORRIS & ARTHUR